Deloitte Touche Tohmatsu

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of VITECH AMERICA, INC. on Form S-3 of our report dated March 14, 1997 (relating to the financial statements of Microtec Sistemas Industria e Comercio S.A.) appearing in the current report on Form 8-K, as amended by Form 8-K/A of VITECH AMERICA, INC.

We also consent to the reference to us under the heading "Experts" in such prospectus which is part of this Registration Statement.

/s/ Deloitte touche Tohmatsu
March 6, 1998